SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: May 30, 2007
                        (Date of earliest event reported)


                             HERLEY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                       0-5411                         23-2413500
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(State or other                (Commission                      (IRS Employer
 jurisdiction of               File Number)                    Identification
 incorporation)                                                    Number)


101 North Pointe Boulevard, Lancaster, Pennsylvania               17601-4133
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Address of principal executive offices)                           (Zip Code)



Registrant's telephone number including area code              (717) 735-8117
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              ----------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (c) Registrant has entered into an employment agreement with Jeffrey L. Markel dated as of May 30, 2007 (the "Employment Agreement") pursuant to which Mr. Markel has been appointed as Registrant's Chief Operating Officer. The Employment Agreement has an initial term through July 31, 2010 and provides for
(i) a base salary at the rate of $350,000 per annum together with cost of living increases; (ii) an annual bonus at the discretion of the Board of Directors, with a minimum first year bonus of $300,000; (iii) a ten-year consulting period at the end of the employment term at an annual rate of $100,000; (iv) certain perquisites including an automobile allowance and medical benefits; and (v) certain rights in the event of a change in control of Registrant, as defined in the Employment Agreement.

     To induce Mr. Markel to enter into the Employment Agreement, Registrant also granted him options (the "Options") to purchase 250,000 shares of its stock at a price of $15.77 per share, which was the closing price of its common stock on the day prior to execution of the Employment Agreement. Twenty Percent (20%) of the options vest immediately with the remaining options vesting at the rate of Twenty Percent (20%) per year over a four year period.

     Prior to joining Registrant, Mr. Markel was President of BAE Systems' Network Enabled Solutions (NES), Line of Business for the Electronics and Integrated Solutions (E&IS) Operating Group of BAE Systems. The NES Line of Business has more than 2,600 employees located in sites in Wayne, N.J., Greenlawn and Mount Vernon, N.Y., Reston, VA., SanDiego, CA. and Honolulu, HI. Mr. Markel was the president of NES since 1997 and Vice President of program management from 1994 to 1997. Prior thereto, he was Vice President of Communication Systems at Hazeltine Corporation. Mr. Markel's professional affiliations include the Association of the United States Army, the Navy League of the United States, the Air Force Association, and the Aerospace Industries Association. He is on the Board of Directors of the Armed Forces Communications and Electronics Association. Mr. Markel also is a Trustee of the Chilton Hospital Memorial Fund, a Director of the Long Island Association, and received the March of Dimes Leadership Award in 2000.

     There is no relationship between the Registrant and any of its affiliates, and Mr. Markel, other than with respect to the Employment Agreement.


Item 9.01 Financial Statements and Exhibits

     (c) 10.1 Employment Agreement dated as of May 30, 2007 between Herley Industries, Inc. and Jeffrey L. Markel.

                                   Signatures
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       HERLEY INDUSTRIES, INC.


                                       By:/s/ Myron Levy
                                          ------------------------------------
                                          Myron Levy
                                          Chairman and Chief Executive Officer




Dated:   June 4, 2007